Exhibit 99.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of January 27, 2009, between ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Company”), ATLAS PIPELINE FINANCE CORPORATION, a Delaware corporation (“Finance Co.” and collectively with the Company, the “Issuers”), and SUNLIGHT CAPITAL PARTNERS, LLC, a Delaware limited liability company, ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership, and ELLIOTT INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership (collectively, the “Purchaser”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Certificate.

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser have agreed to amend (the “Amendment”) the Amended and Restated Certificate of Designations for the Company’s 6.5% Cumulative Convertible Preferred Units (as amended, the “Preferred Units”) dated as of April 18, 2007, substantially in the form of the Second Amended and Restated Certificate of Designation in the form of Exhibit A hereto (the “Certificate” and, collectively with this Agreement, the “Transaction Documents”);

WHEREAS, on December 29, 2008 the Purchaser delivered a conversion notice with respect to 10,000 Preferred Units (the “Conversion Notice”);

WHEREAS, in connection with the Amendment and in satisfaction of the Conversion Notice, the Company and the Purchaser have agreed that they shall exchange 10,000 of the Preferred Units for $10,000,000 of the Issuers’ 8 1/ 8% Senior Notes due 2015 (the “Notes”), valued at one point less than the last trade price for the Notes on the trading day immediately preceding the Closing Date, less an amount equal to interest accrued and unpaid on the Notes through and including the Closing Date;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Issuance of Notes and Consent to Amendment

Section 1.1 Issuance of Notes and Consent to Amendment. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (i) the Issuers agree to issue to the Purchaser $10,000,000 of Notes, valued at one point less than the last trade price for the Notes on the trading day immediately preceding the Closing Date, less an amount equal to interest accrued and unpaid on the Notes through and including the Closing Date, plus cash for any fractional amount resulting from the fact that the Notes are issuable only in $1,000 amounts, in exchange for 10,000 Preferred Units and (ii) the Purchaser agrees to consent to the Amendment (the “Consent”).

Section 1.2 The Closing.

(a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article IV hereof, the delivery of the Notes and the Consent shall take place at a closing (the “Closing”) on or about January 27, 2009 or such other date as the Purchaser and the Company may agree upon (the “Closing Date”).

(b) Closing. On the Closing Date, the Company shall deliver to the Purchaser one or more certificates in definitive form or global form, as instructed by the Purchaser, for the Notes, and in such denomination or denominations and registered in the names of the designated Purchaser, without restrictive legend and with any transfer taxes payable in connection with the transfer of the Notes to the Purchaser duly paid. On the Closing Date, the Purchaser shall deliver to the Company the Consent, substantially in the form of Exhibit C hereto. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. The Notes will be fully paid for by the Purchaser as of the Closing Date.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

(a) Organization and Qualification; Material Adverse Effect. Each Issuer has been duly organized and is validly existing as a limited partnership or corporation, as applicable, in good standing under the laws of the State of Delaware. Each Issuer is duly qualified and in good standing as a foreign limited partnership or corporation, as applicable, in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property), except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect on such Issuer. For purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is (either alone or together with all other adverse effects) material to the Company, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Each of the Company’s subsidiaries is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. Schedule 2.1(a) hereto identifies each of the Company’s subsidiaries (the “Subsidiaries”). All of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise disclosed on Schedule 2.1(a)) are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as disclosed on Schedule 2.1(a), the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. Each Issuer has all requisite limited partnership or corporate power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the SEC Documents (as defined below), except for such authorizations, approvals, consents, orders licenses, certificates and permits the absence of which would not have a Material Adverse Effect.

(b) Authorization; Enforceability. (i) Each of the Issuers has all requisite limited partner or corporate, as appropriate, power and authority to enter into and perform the Transaction Documents to which it is a party and to issue the Notes in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by each of the Issuers, as appropriate, and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary limited partnership or corporate action, as appropriate, and no further consent or authorization of the Company or its General Partner or limited partners, or Finance Company and its directors, is required, (iii) the Transaction Documents have been, or at the Closing will be, duly executed and delivered by each of the Issuers, as appropriate, (iv) assuming they have been duly executed and delivered by the Purchaser (in the case of this Agreement and the Consent), the Transaction Documents constitute, or at the Closing will constitute, valid and binding obligations of each of the Issuers, as appropriate, enforceable against each of them in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws, and (v) the Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture dated December 20, 2005 among the Issuers, the guarantors and Wachovia Bank, National Association, as Trustee (as supplemented, the “Indenture”) and delivered to the Purchaser as provided in this Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and will be entitled to the benefits of the Indenture.

(c) Capitalization. As of the date hereof, except as described in this Section 2.1(c) or disclosed in Schedule 2.1(c), (i) none of the Company’s equity securities are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any equity securities of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional equity securities of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any equity securities of the Company or any of its Subsidiaries, (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (“Securities Act” or “1933 Act”), (iv) other than the Notes, the

Preferred Units and the Issuers’ 8- 3/4% Senior Notes due 2018, there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes as described in this Agreement and (vi) the Company does not have any unit appreciation rights or “phantom unit” plans or agreements or any similar plan or agreement.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by each of the Issuers, as appropriate, and the consummation by each of them of the transactions contemplated hereby and thereby and issuance of the Notes will not (i) result in a violation of the Company’s Certificate of Limited Partnership or Limited Partnership Agreement or Finance Co’s Certificate of Incorporation or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except as would not reasonably be expected to have a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the “Principal Market”) or other principal securities exchange or trading market on which the Common Units are traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its organizational documents or limited partnership agreements, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (x), (y) or (z)) would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents or the issuance of the Notes, in accordance with the terms hereof or thereof. Assuming and relying upon the truth and accuracy of the Purchaser’s representations, warranties and covenants contained herein the Purchase Agreement, the offer, issuance, sale and delivery of the Notes to the Purchaser in accordance with the terms of the Transaction Documents constitutes a transaction exempt from registration under the 1933 Act and the Notes may be resold by the Purchaser without restriction pursuant to Rule 144 promulgated thereunder.

(e) SEC Documents; Financial Statements. Since January 1, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Purchaser or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f) Absence of Certain Changes. Except as disclosed in the Company’s Report on Form 10-K for the year ended December 31, 2007 (the “Company’s 10-K”) or the SEC Documents, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company which has had or, to the knowledge of the Company, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

(g) Absence of Litigation. To the Company’s knowledge, there are no material pending or threatened legal proceedings, other than routine litigation incidental to the Company’s business, to which the Company or any of its Subsidiaries is a party or of which any of their property is the subject, (i) except as set forth in SEC Documents and (ii) except which individually and in the aggregate, respectively, would not be reasonably likely to result in liability to the Company in excess of $100,000 and $500,000, respectively.

(h) Acknowledgment Regarding Purchaser’s Exchange of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in an arm’s length capacity with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Notes to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Notes to be integrated with other offerings in violation of the 1933 Act.

(j) Employee Relations. The Company does not have any employees. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be reasonably likely to result in a Material Adverse Effect has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.

(k) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably expect to have a Material Adverse Effect. Except as set forth in the Company’s 10-K, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, except as would not be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others.

(l) Environmental Laws. (A) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(B) Except as disclosed in the SEC Documents, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or its Subsidiaries (or to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have a Material Adverse Effect; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries, except for any such spill, discharge, leak emission, injection, escape, dumping or release which would not have a Material Adverse Effect; and (iii) the terms “hazardous wastes,” “toxic wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in the ordinary course of business as currently conducted, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(m) or such as do not materially interfere with the use of such property by the Company or any of its Subsidiaries in the ordinary course of business as currently conducted. Any material real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries in the ordinary course of business as currently conducted.

(n) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except as would reasonably be expected to have a Material Adverse Effect.

(o) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) Foreign Corrupt Practices Act. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(q) Tax Status. (A) Except as set forth in the Company’s 10-K, the Company has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (i) has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (ii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

(B) The Company has met the qualification requirements for a “partnership” under the Internal Revenue Code of 1986, as amended (the “Code”) during its taxable years ending on or after December 31, 2001 and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a “partnership” under the Code, assuming no change in the applicable underlying law. The Company does not know of any event that would cause or is likely to cause the Company to fail to qualify as a partnership for tax purposes at any time.

(r) Certain Transactions. Except as set forth in the Company 10-K or the SEC Documents and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 2.1(c) or the Company’s 10-K, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Obligations. Except to the extent (if any) specifically set forth in the Transaction Documents, the Company’s obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

(t) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(u) Investment Company Status. Neither the Company nor Finance Co. is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Listing and Maintenance Requirements. Since January 1, 2006, the Company has been in compliance with all listing and maintenance requirements for the Principal Market except, in each case, as could not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2007, the Company has not received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Units from the Principal Market.

(w) Shell Company Status. The Company is not, and has not been, an issuer of the kind described in Paragraph (i)(1) of Rule 144 under the Securities Act (“Rule 144”).

(x) Brokers. Neither the Company nor Finance Co. has taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company, Finance Co. or the Purchaser relating to this Agreement or the transactions contemplated hereby.

Section 2.2 Representations and Warranties of the Purchaser. Each of the Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a) Accredited Investor Status; Sophisticated Purchaser. It is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and is able to bear the risk of its investment in the Preferred Units, the Conversion Units and the Notes, as applicable. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Preferred Units, the Conversion Units and the Notes, as applicable. It has not been an “affiliate” of the Company, as defined in Rule 144, during the preceding three months.

(b) Information. It and its advisors, if any, have been furnished with all information relating to the business, finances and operations of the Company and the offer and sale of the Preferred Units, the Conversion Units and the Notes which has been requested by it. It and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors, if any, or its representatives shall modify, amend or affect the its right to rely on the Company’s representations and warranties contained in Section 2.1 above. It understands that its investment in the Preferred Units, the Conversion Units and the Notes, as applicable, involves a high degree of risk. It has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Units, the Conversion Units and the Notes.

(c) No Governmental Review. It understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Units, the Conversion Units or the Notes or the fairness or suitability of the investment in the Preferred Units, the Conversion Units or the Notes nor have such authorities passed upon or endorsed the merits thereof.

(d) Authorization; Enforcement. Each of this Agreement and the Consent has been or on the Closing Date shall be duly and validly authorized, executed and delivered on its behalf, as applicable, and is or will be on the Closing Date its valid and binding agreement enforceable against it in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. It has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Consent and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(e) Residency. It is a resident of the State of New York.

(f) No Conflicts. The execution, delivery and performance of each of this Agreement and the Consent by it, as applicable, and the consummation by it of the transactions contemplated hereby and thereby will not (i) result in a violation of its certificate of incorporation, by-laws or other documents of organization, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to it.

(g) Purchaser Representation. It purchased the Preferred Units and is acquring the Notes, as applicable, for its own account and not with a view to distribution in violation of any securities laws. It has been advised and understands that the Preferred Units and the Notes have not been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and shall resell the Preferred Units and the Notes only if registered pursuant to the provisions of the 1933 Act or if it delivers an opinion of counsel to the Company that an exemption from registration is available or that registration not required by law. It has been advised and understands that the Company, in issuing the Preferred Units and the Notes, is relying upon, among other things, its representations and warranties contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(h) Rule 144. It understands that there is no public trading market for the Preferred Units and the Notes, that none is expected to develop, and that each of the Preferred Units and the Notes must be held indefinitely unless and until the Preferred Units and the Notes are registered under the 1933 Act or an exemption from registration is available. It has been advised or is aware of the provisions of Rule 144.

(i) Brokers. It has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company, Finance Co. or it relating to this Agreement or the transactions contemplated hereby.

ARTICLE III

Covenants

Section 3.1 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes.

Section 3.2 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article IV of this Agreement.

Section 3.3 Blue Sky Laws. The Company shall take such actions as it reasonably determines are required to comply with all “blue sky” laws applicable to the issuance of the Notes hereunder; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign entity in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is no so subject.

Section 3.4 Publicity. The Company shall file a Report on Form 8-K with the SEC, which shall describe the Amendment and the issuance of the Notes and which shall include the Transaction Documents as exhibits, as required by the 1934 Act.

Section 3.5 Existence. So long as any Notes remain outstanding, the Company and each Subsidiary will maintain its existence in good standing and remain qualified to do business as a foreign entity in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary, except where the failure to maintain such qualifications would not reasonably be expected to have a Material Adverse Effect.

Section 3.6 Additional Securities. So long as the Purchaser owns any of the Preferred Units, the Issuers will not enter into, create, incur, assume or suffer to exist any indebtedness of any kind that is junior to their obligations under the Notes.

ARTICLE IV

Conditions to Closings

Section 4.1 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue the Notes at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of each of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Purchaser. Each of the Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Section 4.2 Conditions Precedent to the Obligations of the Purchaser. The obligation hereunder of the Purchaser to deliver the Consent at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

(c) NYSE Trading. From the date hereof to the Closing Date, trading in the Company’s Common Units shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market shall not have been suspended or limited.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents

(e) Officer’s Certificates. The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser’s counsel, executed by an officer of the General Partner, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the charter documents, good standing and authorizing resolutions of the Company.

(f) Opinion of Counsel. At the Closing, the Purchaser shall have received an opinion of counsel to the Company in the form attached hereto as Exhibit D and such other opinions, certificates and documents as the Purchaser or their counsel shall reasonably require incident to the Closing.

ARTICLE V

Indemnification

Section 5.1 Indemnification.

(a) Indemnification by the Company. In consideration of its execution and delivery of this Agreement and the Consent, as applicable, and acquiring the Notes hereunder, the Company shall defend, protect, indemnify and hold harmless each of the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or Finance Co. in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or Finance Co. contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, breach by the Company or Finance Co. or enforcement of the Transaction Documents, or (iv) the enforcement of this Section. Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Purchaser Indemnitee arising solely out of such Purchaser Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

(b) Indemnification by Finance Co. In consideration of their execution and delivery of this Agreement and the Consent, as applicable, and acquiring the Notes hereunder, Finance Co. shall defend, protect, indemnify and hold harmless the Purchaser Indemnitees from and against any and all Purchaser Indemnified Liabilities incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Finance Co. in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of Finance Co. contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, breach by Finance Co. or enforcement of the Transaction Documents to which Finance Co. is a party, or (iv) the enforcement of this Section. Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Purchaser Indemnitee arising solely out of such Purchaser Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by Finance Co. may be unenforceable for any reason, Finance Co. shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

(c) Indemnification by the Purchaser. Each of the Purchaser shall defend, protect, indemnify and hold harmless each of the Company and Finance Co. and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to this Agreement (i) any misrepresentation or breach of any representation or warranty made by it in Section 2.2 (except for clauses (d) and (f) thereof) of this Agreement, (ii) any breach of any covenant, agreement or obligation of it contained in the Transaction Documents, the Consent or any other certificate or document contemplated hereby or thereby, or (iii) the enforcement of this Section. Notwithstanding the foregoing, Company Indemnified Liabilities shall not include any liability of any Company Indemnitee arising solely out of such Company Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking may be unenforceable for any reason, it shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

Section 5.2 Procedure. Each party entitled to indemnification under this Article V (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

ARTICLE VI

Governing Law; Miscellaneous

Section 6.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

Section 6.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 6.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 6.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 6.5 Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 6.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Atlas Pipeline Partners, L.P.
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
Telephone:	(412) 262-2830
Facsimile:	(412) 262-2820
Attention:	Lisa Washington

If to Finance Co.:

Atlas Pipeline Finance Corp.
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
Telephone:	(412) 262-2830
Facsimile:	(412) 262-2820
Attention:	Lisa Washington

If to the Purchaser:

Sunlight Capital Partners, LLC
712 Fifth Avenue
New York, New York 10019
Telephone:	(212) 974-6000
Facsimile:	(212) 974-2092
Attention:	Sundar Srinivasan

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 6.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation. The Purchaser may assign some or all of its rights hereunder to any assignee of the Preferred Units or the Notes to the extent such assignee signs a counterpart signature page to this Agreement or a joinder agreement. Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchaser shall be entitled to pledge the Preferred Units or Conversion Units in connection with a bona fide margin account.

Section 6.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.9 Survival. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive the Closing.

Section 6.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 6.12 Remedies. The Purchaser and each assignee of Purchaser (“Assignee”) shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provisions of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Documents and to exercise all other rights granted by law. The Purchaser and each Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

* * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:	PURCHASER:

ATLAS PIPELINE PARTNERS, L.P.	SUNLIGHT CAPITAL PARTNERS, LLC

By:	By:
Name:	Name:
Title:	Title:

FINANCE CO.:	ELLIOTT ASSOCIATES, L.P.

ATLAS PIPELINE FINANCE CORPORATION
By:
Name:
Title:
By:
Name:	ELLIOTT INTERNATIONAL, L.P.
Title:
By:
Name:
Title:

SCHEDULE 2.1(a)

Subsidiaries

Atlas Pipeline Operating Partnership, L.P.

Atlas Pipeline Finance Co.

Atlas Pipeline New York, LLC

Atlas Pipeline Ohio, LLC

Atlas Pipeline Pennsylvania, LLC

Atlas Pipeline McKean, LLC

Atlas Pipeline Tennessee, LLC

Atlas Pipeline Mid-Continent LLC

Atlas Pipeline Mid-Continent KansOk, LLC

Saddleback Pipeline, LLC

Atlas Chaney Dell, LLC

Atlas Midkiff, LLC

Atlas Arkansas Pipeline LLC

NOARK Pipeline System, L.P.

Elk City Oklahoma GP, LLC

Elk City Oklahoma Pipeline, L.P.

ECOP Gas Company, LLC

Each of the subsidiaries (other than Finance Co.) is or will be a guarantor under the Revolving Credit and Term Loan Agreement among the Company and the guarantors and lenders thereto dated as of July 27, 2007. The Company pledged all of its assets, including its direct or indirect equity interest in each of such subsidiaries, as collateral.

SCHEDULE 2.1(c)

(i)	Pursuant to § 5.9 of the Company’s Second Amended and Restated Agreement of Limited Partnership, whenever the Company issues additional equity securities, the General Partner has the right to purchase such securities to the extent necessary to maintain the percentage interest of it and its affiliates.

(ii)	Pursuant to the Company’s Long-Term Incentive Plan, 150,059 units have been granted to certain managing board members of the Company’s general partner and other employees who provide services to the Company. These units vest 25% per year for 4 years. Pursuant to the Class B Preferred Unit Purchase Agreement, dated December 30, 2008, the Company has granted Atlas Pipeline Holdings, L.P. an option, exerciseable on or before March 30, 2009, to purchase up to 10,000 Class B Preferred Units.

(iii)	Pursuant to § 7.13 of the Company’s Second Amended and Restated Agreement of Limited Partnership, the General Partner and its affiliates have registration rights with respect to any partnership securities they hold and cannot sell under Rule 144 or other exemption. Pursuant to the Registration Rights Agreement, dated December 30, 2008, the Company has granted Atlas Pipeline Holdings, L.P. demand registration rights with respect to the Common Units underlying the Class B Preferred Units.

(iv)	The Class B Preferred Units have certain redemption rights.

(v)	None.

(vi)	See (ii) above.

SCHEDULE 2.1(m)

See Schedule 2.1(a).